Exhibit 10.1
(Biogen Idec Logo)
June 3, 2011
By Hand Delivery

Re:	Amendment to Your Revised Offer Letter dated January 6, 2010 and Amendment to the Severance Plan for EVP, Global Commercial Operations dated January 6, 2010
Dear Francesco:
          We have agreed to amend your (i) Offer Letter dated January 6, 2010, a copy of which is attached (the “Original Offer Letter”), and (ii) Severance Plan for EVP, Global Commercial Operations dated January 6, 2010, a copy of which is attached (the “Original Severance Plan”). Accordingly, for good and valuable consideration, you and Biogen Idec hereby amend the Original Offer Letter and the Original Severance Plan as follows:
1.	The second sentence of the paragraph of the Original Offer Letter entitled “Role” is hereby deleted in its entirety and replaced with the following sentence:

“In addition to your current responsibilities, the Company will assign you additional global responsibilities and you will be made a direct report of the CEO no later than July 25, 2012.”

2.	The paragraphs of the Original Severance Plan under the heading “Benefits In Connection With a Qualifying Termination During the First 18 Months of Employment” are hereby deleted in their entirety and replaced with the following:

“You are entitled to enhanced severance benefits if the Company breaches its obligations under your offer letter, as amended in June 2011, with respect to your “Role” in the Company. In that event, you will have until January 29, 2013 to notify the General Counsel or Head of Human of Human Resources of Biogen Idec in writing of your intent to terminate employment on account of such breach and the Company will have 30 days to cure such breach. In the event that the breach is not cured, your employment will be deemed terminated at the end of the cure period (i.e., a “Qualifying Termination”) and, in lieu of the severance benefits otherwise payable under this Plan, you will receive a lump sum payment equal to 21 months of your target annual cash compensation (base salary plus target annual bonus) at the time of your termination. In addition, in the event of a Qualifying Termination you will be entitled to continue participating in Biogen Idec’s group medical and dental plans for 21 months, unless you become eligible to participate in another employer’s medical and dental plans before that date.

These enhanced benefits will automatically terminate and be of no further force or effect upon the earlier of (1) the date on which the Company has complied with its obligations under the offer letter, as amended in June 2011, in respect of your “Role” in the Company, (2) January 29, 2013, if you have not notified the Company of a breach as described above, and (3) if you have notified the Company of a breach as described above, the date on which the Company cures such breach.”

3.	The heading “Benefits In Connection With a Qualifying Termination During the First 18 Months of Employment” contained in the Original Severance Plan is hereby deleted in its entirety and replaced with the following heading:

“Benefits In Connection With a Qualifying Termination (Defined Below)”

4.	Except for the terms expressly modified by this Amendment, all other terms and conditions of the Original Offer Letter and the Original Severance Plan shall remain and continue in full force and effect.

5.	This Amendment, together with the Original Offer Letter and the Original Severance Plan, constitute the entire agreement between the parties with respect to the “Role” paragraph and “Qualifying Termination” paragraphs contained in such agreements, and together, supersede and replace any and all prior and contemporaneous understandings, arrangements and agreements, whether oral or written, with respect to such paragraphs.

6.	For convenience, this Amendment may be executed in counterparts and delivered by email or facsimile transmission with the same force and effect as if each of the signatories has executed the same instrument. Any signature delivered by email or facsimile transmission under this paragraph shall have the same force and effect as an original signature.

Biogen Idec Inc.
/s/ George Scangos
George Scangos
Chief Executive Officer

The terms and conditions of the foregoing Amendment are agreed to and accepted by me.

/s/ Francesco Granata
Francesco Granata
(June 23, 2011)